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                                                                    Exhibit 99.1

                                               Chiron Corporation
CHIRON                                         4560 Horton Street
                                               Emeryville, California 94608-2916
                                               510.655.8730 Fax 510.655.9910

                                               NEWS RELEASE

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Contacts:


Joyce A. Lonergan          Vince Barella               Shelley Schneiderman
Vice President             Manager                     Associate Manager
Corporate Development      Corporate Communications    Corporate Communications
& Investor Relations       & Investor Relations        & Investor Relations
Chiron Corporation         Chiron Corporation          Chiron Corporation
510.923.3030               510.923.2138                510.923.6905
                           (investors)                 (media)

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           CHIRON AND ROCHE AGREE TO MAJOR DIAGNOSTIC LICENSING TERMS
   - Chiron licenses HCV and HIV intellectual property for probe-based tests, agrees to limited license for NAT blood screening technology -

EMERYVILLE, CA, October 11, 2000 - Chiron Corporation (Nasdaq: CHIR) announced today that it has reached a broad patent license agreement with F. Hoffman-La Roche ("Roche") for probe-based clinical diagnostics for the hepatitis C virus
(HCV) and human immunodeficiency virus (HIV-1). The license agreement in clinical diagnostics allows for settlement of pending litigation in the United States and six other major markets. Chiron will receive upfront payments representing royalties for past HCV sales and prepayment of certain HCV royalties. The agreements also provide for Chiron to receive contingent milestone payments from Roche for its HIV patent license.

The settlement will enable Roche to continue to market probe-based HCV and HIV diagnostic products, including its polymerase chain reaction (PCR) tests, for these viruses. Chiron will also grant a limited license to Roche under its HCV and HIV intellectual property for nucleic acid testing (NAT) of blood intended for transfusion.

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"This agreement is a testament to the strength of our intellectual property portfolio. The terms of the agreement will provide Chiron with immediate value and significant royalty-based revenue going forward in clinical diagnostics, which is expected to experience considerable growth," commented Sean Lance, Chiron's chairman and chief executive officer.

HCV TECHNOLOGY LICENSE
----------------------
Chiron will grant Roche a worldwide license to manufacture and sell probe-based HCV clinical diagnostic tests covered by Chiron's HCV patents. Chiron will receive upfront payments for royalties on past HCV sales and prepayment of certain royalties. Royalty payments on future product sales will be recognized beginning with sales made in the fourth quarter 2000 and extend for the life of Chiron's HCV patents. These payments will be calculated as the higher of a percentage of sales revenue or a fixed dollar amount for each test sold.

Chiron is a leader in the field of HCV due to the company's discovery and successful cloning of the virus in 1987. In addition to licensing technology to Roche, Chiron has also licensed HCV technologies to other companies working to prevent and treat this disease as part of an active out-licensing program. Major licensees of Chiron HCV technology include Abbott Laboratories, Bayer AG, Ortho Clinical Diagnostics (a Johnson & Johnson company), BioRad Laboratories and Gen-Probe Incorporated for diagnostics, and Pharmacia, Glaxo Wellcome and others for therapeutic applications.

HIV TECHNOLOGY LICENSE
----------------------
Chiron also will license Roche under Chiron's HIV patents to manufacture and sell probe-based HIV clinical diagnostic tests. Chiron currently has an issued HIV patent in Europe. This patent is being challenged in opposition proceedings before the Technical Board of Appeals of the European Patent Office (EPO). Chiron also has HIV patent applications before the U.S. Patent and Trademark Office. If the EPO confirms the validity of Chiron's HIV patent, Chiron will recognize revenue from Roche for royalties for past sales, and an upfront license fee will become non-refundable. Issuance of a U.S. patent will also trigger a significant milestone payment. In addition, Roche will pay royalties on future product sales calculated as the higher of a percentage of sales revenue or a fixed dollar amount for each test sold in jurisdictions in which Chiron's HIV patents have issued.


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NAT BLOOD SCREENING BUSINESS
----------------------------
Chiron has agreed to license its HCV and HIV intellectual property for a limited period to permit Roche to continue to serve its existing customers with NAT products to screen blood and plasma. During the next few months, Chiron and Roche will have the opportunity to consider and negotiate the possible extension of a broad HCV and HIV license to blood screening. Chiron understands the importance of a reliable supply of NAT products to blood banks, and will continue to explore a variety of other licensing opportunities. During the period of this limited license, Chiron will receive royalty payments from Roche based on the number of blood donations tested, without regard to pool size, through the use of Roche HCV and HIV NAT products that are covered by issued Chiron patents.

"Nucleic acid testing provides an added layer of safety to the world's blood supply and public health," commented Rajen Dalal, president of Chiron's blood testing business. "This agreement with Roche ensures a smooth transition to a more permanent supply structure for this very valuable product."

Approximately 50 million samples of blood are donated and screened annually around the world for use in transfusion. Chiron and its partner Gen-Probe, Incorporated have developed a combination HIV/HCV nucleic acid test that is currently used to screen more than 70% of U.S. blood donations under an investigational new drug (IND) application. The test is currently approved for commercial sale in Australia, France, Germany, Portugal, Spain and Singapore, and is in evaluation in additional countries in Europe, Africa and Asia. The Chiron product is being used to screen more than 10 million donations worldwide each year.

This agreement does not resolve ongoing HCV patent infringement litigation challenging Roche's sale of immunodiagnostic assays. Chiron intends to continue to protect and enforce its HCV and HIV immunoassay intellectual property on the worldwide market.


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ABOUT CHIRON
------------
Chiron Corporation, headquartered in Emeryville, California, is a leading biotechnology company that participates in three global healthcare markets: biopharmaceuticals, vaccines, and blood testing. The company is applying a broad and integrated scientific approach to the development of innovative products for preventing and treating cancer and infection. For more information about Chiron, visit the company's web site at www.chiron.com.

Chiron will be holding a conference call and webcast Wednesday, October 11 at 6:00 a.m. PDT. Please call 888.306.2701 (US) or 706.634.2118 (international) or log on to www.chiron.com to participate. Replay is available approximately 2 hours after the call through 11:59 p.m. EDT, October 13. To access, please call
800.642.1687 (US) or 706.645.9291 (international). The conference ID number is 715096.

Additional contact: Elizabeth Duncan, GCI Group, 415.356.9635 or 415.310.9288.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. AMONG THE UNCERTAINTIES RELATED TO THE FORWARD-LOOKING STATEMENTS MADE IN THIS RELEASE ARE THE SUCCESSFUL COMPLETION OF NEGOTIATIONS ON THE TERMS AND CONDITIONS OF THE DEFINITIVE SETTLEMENT AND LICENSING DOCUMENTS, THE TIMING OF EXECUTION OF THESE DOCUMENTS, AND THE SUCCESSFUL CHALLENGE OF THE VALIDITY OF CHIRON'S INTELLECTUAL PROPERTY BY A PARTY OTHER THAN ROCHE. A FULL DISCUSSION OF THE COMPANY'S OPERATIONS AND FINANCIAL CONDITION, INCLUDING FACTORS THAT MAY AFFECT ITS BUSINESS AND FUTURE PROSPECTS, IS CONTAINED IN DOCUMENTS THE COMPANY FILES WITH THE SEC, SUCH AS FORM 10-Q AND 10-K. THESE DOCUMENTS IDENTIFY IMPORTANT FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL PERFORMANCE TO DIFFER FROM CURRENT EXPECTATIONS, INCLUDING THE OUTCOME OF CLINICAL TRIALS, REGULATORY REVIEW, MANUFACTURING CAPABILITIES AND MARKETING EFFECTIVENESS.

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Copyright (C) 2000 by Chiron Corporation. All rights reserved.